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                                                                     EXHIBIT 8.1

                              Baker Botts L.L.P.
                                One Shell Plaza
                             910 Louisiana Street
                           Houston, Texas 77002-4995
                                 713.229.1234
                               FAX 713.229.1522

January 12, 2001

Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057

Gentlemen:

     As set forth in the final prospectus supplement dated January 9, 2001 (the "Prospectus Supplement"), which includes a prospectus dated June 30, 2000 included in the Registration Statement on Form S-3 (Registration No. 333-40014), filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to a proposed public offering (the "Offering") by you of Zero Coupon Convertible Senior Debentures Due 2021 (the "Debentures"), certain legal matters in connection with the Offering are being passed upon for you by us. At your request, this opinion of counsel is being furnished to you for filing as Exhibit
8.1 to your current report on Form 8-K (the "Form 8-K").

     It is our opinion that the discussion in the Prospectus Supplement which is contained under the caption "Material U.S. Federal Income Tax Consequences," insofar as concerns conclusions of law, is an accurate general description, subject to the assumptions, qualifications, and limitations set forth therein, of the material federal income tax consequences of the ownership and disposition of the Debentures.

     Pursuant to the provisions of Rule 436(a) of the Rules and Regulations of the Commission under the Securities Act, we hereby consent to the inclusion as aforesaid of our opinion of counsel under the caption "Material U.S. Federal Income Tax Consequences" in the Prospectus Supplement, to the reference to our Firm under the caption "Legal Matters" in the Prospectus Supplement and to the filing of this opinion with the Commission as an exhibit to the Form 8-K. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                             Very truly yours,

                                             BAKER BOTTS L.L.P.